VOTING AGREEMENT AND IRREVOCABLE PROXY

         This Voting Agreement and Irrevocable Proxy (this "Agreement") is made as of October 25, 2000, between State Automobile Mutual Insurance Company, an Ohio mutual insurance company ("State Auto"), and Meridian Mutual Insurance Company, an Indiana mutual insurance company ("Meridian").


                             Background Information

     A. Concurrently with the execution of this Agreement, State Auto, MIGI Acquisition Corp., a wholly owned subsidiary of State Auto ("MergerCo"), and Meridian Insurance Group, Inc., an Indiana corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "MIGI Merger Agreement"). In addition, concurrently with the execution of this Agreement, State Auto and Meridian are entering into an Agreement to Merge (the "Mutual Merger Agreement"). The MIGI Merger Agreement and the Mutual Merger Agreement, as such agreements may be hereafter amended, modified, or supplemented, are hereinafter collectively referred to as the "Merger Agreements."

     B. On the terms and subject to the conditions set forth in the MIGI Merger Agreement, State Auto, which is already a shareholder of the Company, will acquire all of the outstanding common shares of the Company (the "Common Shares") pursuant to a merger of MergerCo with and into the Company (the "Merger").

     C. As a condition to State Auto entering into the Merger Agreements, and upon the terms and subject to the conditions set forth in this Agreement, Meridian has agreed to grant State Auto an irrevocable proxy with respect to all of the Common Shares held by Meridian and entitled to vote on the Merger.


                             Statement of Agreement

     The parties hereby acknowledge the accuracy of the foregoing Background Information and, desiring to enter into a voting agreement under Section 23-1-31-2 of the Indiana Code, hereby agree as follows:

     Section 1. Ownership of Common Shares. Meridian represents and warrants that, on the date of this Agreement, Meridian (a) is the beneficial and/or record owner of, and has sole voting power with respect to, a total of 3,811,500 Common Shares, and (b) has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement.

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     Section 2. Voting Agreement; Irrevocable Proxy.

          (a) Meridian (i) shall vote or cause to be voted for the approval of the MIGI Merger Agreement and the Merger, at any meeting of shareholders of the Company called for the purpose of voting on the MIGI Merger Agreement or the Merger or any adjournment thereof or in any other circumstance upon which a vote, consent or other approval with respect to the MIGI Merger Agreement or the Merger is sought, and (ii) shall vote or cause to be voted against the approval of any other agreement providing for a merger, consolidation, sale of assets or other business combination of the Company or any of its subsidiaries with any person or entity other than State Auto and its subsidiaries or any other proposal involving the Company or any of its subsidiaries which would in any manner hinder, impede, delay or prevent the consummation of the Merger, all of the Common Shares that Meridian shall be entitled to so vote, whether such Common Shares are held by Meridian on the date of this Agreement or are subsequently acquired by Meridian; provided, however, that the foregoing obligations shall be suspended if, and for such time as, the Company Board (as defined in the MIGI Merger Agreement), in full compliance with the provisions of Section 7.5(b) of the MIGI Merger Agreement, (i) resolves not to recommend, and does not recommend, to the Company's shareholders that they vote in favor of the approval of the MIGI Merger Agreement and the Merger, or (ii) withdraws its recommendation to the Company's shareholders that they vote in favor of the MIGI Merger Agreement and the Merger.

          (b) In furtherance of, and in accordance with and subject to, the foregoing, Meridian hereby appoints State Auto, which shall act by and through Robert L. Bailey, Robert H. Moone, and John R. Lowther, and each of them, with full power of substitution in the premises, as Meridian's proxy to vote all of the Common Shares held by Meridian at any meeting, general or special, of the shareholders of the Company with respect to the approval of the MIGI Merger Agreement and the Merger and any related action.

     The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest and shall revoke all prior proxies granted by Meridian with respect to the matters set forth in this Agreement.

     Meridian shall not grant any proxy to any person which conflicts with the proxy granted herein and any attempt to do so shall be void.

     Section 3. Restrictions on Transfer. Meridian shall not sell, assign, transfer or otherwise dispose of or encumber (including, without limitation, by the creation of any lien or other encumbrance) or permit to be sold, assigned, transferred or otherwise disposed of, any Common Shares owned by Meridian, whether such Common Shares are held by Meridian on the date of this Agreement or are subsequently acquired, except as State Auto may otherwise agree.


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     Section 4. Equitable Remedies.  Meridian acknowledges and agrees that State
Auto could not be made whole by monetary damages in the event of any default by Meridian of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that State Auto, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

     Section 5. Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except by a writing signed by State Auto and Meridian. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties herein, except that the rights and obligations of State Auto hereunder may be assigned by State Auto to any of its affiliates, but no such transfer shall relieve State Auto of its obligations hereunder if such transferee does not perform such obligations.

     Section 6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

     Section 7. Governing Law. This Agreement shall be governed by such construed in accordance with the internal laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof.

     Section 8. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of the parties herein. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section  9.  Entire  Agreement.   This  Agreement  constitutes  the  entire
agreement between the parties hereto with respect to the subject matter hereof.

     Section 10. Termination. This Agreement shall terminate upon the earlier of the effectiveness of the Merger or the termination of the MIGI Merger Agreement in accordance with Article IX thereof. No such termination shall affect any party's obligations with respect to any prior exercise of the proxy.



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     Section 11. Severability. If any term provision, covenant or restriction of this Agreement is held by a court of competent  jurisdiction to be invalid, void
or  unenforceable,   the  remainder  of  the  terms,  provision,  covenants  and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 12. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of State Auto and of Meridian as of the date first above written.

                                    STATE AUTOMOBILE MUTUAL INSURANCE COMPANY



                                    By:
                                       -----------------------------------------


                                    MERIDIAN MUTUAL INSURANCE COMPANY



                                    By:



                                       -----------------------------------------




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